Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 006, LLC", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 2024, AT 3:53 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7645366 8100
SR# 20244540435

Authentication: 205194883
Date: 12-20-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 006, LLC

December 18, 2024

The undersigned, an authorized representative of Masterworks 006, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 006, LLC.

2. The date of filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware was October 7th, 2019.

3. The effective time of the cancellation of the Certificate shall be immediately upon the filing of this Certificate of Cancellation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Joshua B. Goldstein
General Counsel, Secretary and Member of the Board of Managers

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:53 PM 12/18/2024
FILED 03:53 PM 12/18/2024
SR 20244540435 - File Number 7645366